Exhibit 23.6




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 7, 1997, for Records Retention/FileSafe included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 25, 1997, and to all references to our Firm included in this registration statement.


                                           /s/ Abbott, Stringham & Lynch

                                               Abbott, Stringham & Lynch


Campbell, California
January 5, 1998